UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

177 BROAD STREET, STAMFORD, CONNECTICUT 06901

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (203) 504-1111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 25, 2014, Revolution Lighting Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative of the several underwriters (collectively, the “Underwriters”), relating to the issuance and sale (the “Public Offering”) of up to 8,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), plus a 30-day option to the Underwriters to purchase up to 1,200,000 additional shares of Common Stock to cover over-allotments, if any. The public offering price for each share of Common Stock is $1.25.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Pursuant to the Underwriting Agreement, subject to limited exceptions (including with respect to issuances to affiliates in an amount not to exceed 8,549,421 shares of Common Stock or in connection with mergers or acquisitions of securities, businesses, property or other assets, joint ventures, strategic alliances, equipment leasing arrangements or debt financing in an amount not to exceed 16,245,899 shares of Common Stock), each of the Company and its officers, directors and certain of its key shareholders agreed not to sell or otherwise dispose of any shares of Common Stock for a period ending 90 days after the date of the Underwriting Agreement, without first obtaining the written consent of Roth Capital Partners, LLC.

The Common Stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-199510) filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2014, and declared effective by the SEC on October 24, 2014, and a preliminary and final prospectus supplement filed with the SEC in connection with the Company’s takedown relating to the offering. A copy of the opinion of Lowenstein Sandler LLP relating to the legality of the issuance and sale of the shares of Common Stock in the offering is attached as Exhibit 5.1 hereto.

The net proceeds to the Company from the sale of the shares of Common Stock is expected to be approximately $8.9 million, assuming no exercise by the Underwriter of the 30-day over-allotment option, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The offering is expected to close on or about December 1, 2014, subject to customary closing conditions.

From time to time, certain of the Underwriters or their affiliates have provided, and may in the future provide, various investment banking and other financial services for the Company for which services they have received and, may in the future receive, customary fees.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Exchange Agreement

On November 25, 2014, the Company entered into the exchange agreement (the “Exchange Agreement”) with RVL 1 LLC (“RVL”), the beneficial owner of a majority of the issued and outstanding Common Stock of the Company and of all of the issued and outstanding series of preferred stock of the Company, as previously described in the Company’s Current Report on Form 8-K filed on November 24, 2014.

Pursuant to the Exchange Agreement, in connection with the consummation of the Public Offering, RVL will convert all of the issued and outstanding preferred stock of the Company for an aggregate of 36,300,171 shares of Common Stock (the “Preferred Share Exchange”), subject to the consummation of the Public Offering and the other closing conditions specified below. As a result, each series of preferred stock will be eliminated, and no shares of preferred stock will remain issued or outstanding. After giving effect to the Preferred Share Exchange and the Public Offering, RVL, together with its affiliate Aston Capital, LLC (“Aston Capital”), will beneficially own an aggregate of 83,253,863 shares of Common Stock, or approximately 64% of the outstanding common stock of the Company. The amount of Common Stock to be issued to RVL in the Preferred Share Exchange was approved by an independent audit committee of the Company’s board of directors following its review of a third party valuation analysis.

The consummation of the Preferred Share Exchange is conditioned on the approval by NASDAQ of the listing of the shares of common stock to be issued in the Preferred Share Exchange and on the Company’s compliance, if necessary, with NASDAQ Listing Rule 5635 and Rule 14c-2 under the Exchange Act. RVL has agreed to deliver a written consent, if necessary, approving issuance of Common Stock in the Preferred Stock Exchange. However, there can be no assurances that such consent would be sufficient under applicable NASDAQ rules, or that NASDAQ would otherwise approve the listing of such shares. Until such approvals are obtained, or in the event that any such approvals are not obtained, all outstanding shares of preferred stock will remain outstanding in accordance with their existing terms.

The foregoing description of the terms of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Exchange Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On November 25, 2014, the Company issued a press release announcing that it had priced the offering of its Common Stock. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain of the foregoing statements are forward-looking statements that involve a number of risks and uncertainties, including statements relating to expectations regarding the completion of the Public Offering and the Preferred Share Exchange. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to the Company’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including the Risk Factors described in Item 1A of the Form 10-K for the fiscal year ended December 31, 2013. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 25, 2014, by and between Revolution Lighting Technologies, Inc. and Roth Capital Partners, LLC.

5.1	Opinion of Lowenstein Sandler LLP

10.1	Exchange Agreement, dated as of November 25, 2014, by and between Revolution Lighting Technologies, Inc. and RVL 1 LLC.

23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

99.1	Press Release, dated November 25, 2014, of Revolution Lighting Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2014

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Charles J. Schafer
Charles J. Schafer
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 25, 2014, by and between Revolution Lighting Technologies, Inc. and Roth Capital Partners, LLC.

5.1	Opinion of Lowenstein Sandler LLP

10.1	Exchange Agreement, dated as of November 25, 2014, by and between Revolution Lighting Technologies, Inc. and RVL 1 LLC.

23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

99.1	Press Release, dated November 25, 2014, of Revolution Lighting Technologies, Inc.